UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)
(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	SPKE	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	SPKEP	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, the shareholders of Spark Energy, Inc. (the “Company”) approved the Spark Energy Inc. Second Amended and Restated Long Term Incentive Plan (the “Incentive Plan”) at the Company’s 2019 annual meeting of shareholders (the “Annual Meeting”). A description of the Incentive Plan is contained on pages 38 – 46 of the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 10, 2019 and incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019, Robert R. Lane resigned from his position as Chief Financial Officer effective May 21, 2019. On May 22, the Board of Directors (the “Board”) of the Company appointed Nathan G. Kroeker, the Company’s current Chief Executive Officer, to also serve as Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) while the Company searches for a permanent replacement. Biographical information for Mr. Kroeker is contained on page 5 of the Company’s Proxy Statement and incorporated herein by reference. There are no understandings or arrangements between Mr. Kroeker and any other person pursuant to which he was selected to serve as Interim Chief Financial Officer, other than his existing employment relationship. Additionally, there are no existing relationships between Mr. Kroeker and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K, or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 22, 2019. A total of 33,921,336 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), representing 97.07% of the total shares of Common Stock outstanding and eligible to vote were represented in person or by valid proxies at the Annual Meeting. This percentage constituted a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1:  The following nominees for Class II directors were elected to serve for a term expiring at the 2022 Annual Meeting by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Nathan G. Kroeker	24,532,797	3,029,412	6,359,127
Nick W. Evans Jr.	24,013,721	3,548,488	6,359,127

Proposal 2:  The appointment of Ernst & Young LLP as the Company’s independent registered public accountant for the year ending December 31, 2019 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
33,674,548	149,246	97,542	—

Proposal 3:  The Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan was approved by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
22,139,148	5,371.630	51,431	6,359,127

Item 8.01 Other Events.

On May 22, 2019, the Company announced a repurchase program (the “Repurchase Program”) of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Company may make purchases under the Repurchase Program, if any, through May 20, 2020, and there is no dollar limit on the amount of Preferred Stock that may be purchased. The Company may make purchases, from time to time, at prevailing prices in open market transactions or in negotiated purchases, subject to market conditions, share prices and other considerations. The Repurchase Program does not obligate the Company to make any repurchases and may be suspended for periods or discontinued at any time. A copy of the press release announcing the Repurchase Program is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan
99.1	Press Release, dated May 22, 2019

Exhibit Index

Exhibit No.	Description

10.1	Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan
99.1	Press Release, dated May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2019	SPARK ENERGY, INC.
	By:	/s/ Nathan Kroeker
	Name:	Nathan Kroeker
	Title:	President and Chief Executive Officer, Interim Chief Financial Officer